EXHIBIT-99.32
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This periodic report containing the financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

/s/ Roger W. Crandall
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Roger W. Crandall
President
MassMutual Participation Investors

/s/ Charles C. McCobb, Jr.
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Charles C. McCobb, Jr.
Vice President and Chief Financial Officer
MassMutual Participation Investors

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to MassMutual Participation Investors and will be retained by MassMutual Participation Investors and furnished to the SEC or its staff upon request.